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                                                                   Exhibit 99.10

                      ASSIGNMENT OF EMPLOYMENT AGREEMENT
                      ----------------------------------

     This Assignment of Employment Agreement ("Assignment") dated this 15th day of October, 1997 between Choice Hotels International, Inc. (to be renamed Sunburst Hospitality Corporation)("Choice"), a Delaware corporation, Choice Hotels Franchising, Inc. (to be renamed Choice Hotels International, Inc.)("Franchising"), a Delaware corporation, and William R. Floyd ("Employee").

     WHEREAS, Choice and Employee have entered in an Employment Agreement (the "Agreement") dated as of September 30, 1996;

     WHEREAS, Choice is in the process of spinning off its franchising business and assets to shareholders in a tax-free distribution of the shares of Franchising (the "Spinoff") and as part of the Spinoff, Choice desires to assign all of its right, title and interest in the Agreement to Franchising;

     NOW THEREFORE, FOR VALUE RECEIVED,  THE PARTIES AGREE AS FOLLOWS:

     1.  Assignment & Assumption.  Choice hereby assigns to Franchising all of
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its  right, title and interest in and to the Agreement and Franchising hereby assumes all obligations of Choice under the Agreement.

     2.  Consent of Employee.  Employee hereby consents to this Assignment,
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effective upon consummation of the Spinoff.

     3.  Binding Effect.   Except as stated in this Assignment, all of the terms
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and conditions of the Agreement shall remain in full force and effect as if fully rewritten herein. This Assignment shall be binding upon and inure to the benefit of all the parties to this Assignment and their successors and assigns.

     4.  Entire Agreement.  This instrument contains the entire agreement of the
         ----------------
parties. This Assignment shall be governed by, and construed in accordance with, the laws of the State of Maryland, without regard to its conflict of laws provisions and any litigation shall be conducted in the State of Maryland.

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     IN WITNESS WHEREOF, the parties have executed this Assignment on the date first set forth above.



                              CHOICE HOTELS INTERNATIONAL, INC.



                              By: /s/ Michael J. DeSantis
                                  ------------------------------
                                   Michael J. DeSantis
                                   Senior Vice President & General Counsel



                              CHOICE HOTELS FRANCHISING, INC.



                              By: /s/ Michael J. DeSantis
                                  ------------------------------
                                   Michael J. DeSantis
                                   Senior Vice President & General Counsel



                              Employee:


                              /s/ William R. Floyd
                              -----------------------------------
                              William R. Floyd


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